Exhibit 10.24

LOAN MODIFICATION AGREEMENT
(Master Line)

THIS LOAN MODIFICATION AGREEMENT (the “Agreement”) entered into this October 12, 2000, by PARKER & LANCASTER CORPORATION, a Virginia corporation, (the “Borrower”), J. RUSSELL PARKER, III and  BARBARA H. PARKER, (individually and collectively, the “Guarantor”) and SOUTHTRUST BANK, a state banking corporation, (the “Lender”). ORLEANS HOMEBUILDERS, INC., a Delaware Corporation, (“Orleans”) joins in this Agreement for the limited purposes noted below.

RECITALS

Pursuant to that loan commitment dated April 22, 1998 (the “Original Commitment”), Lender, on or about May 29, 1998, made a $20,000,000.00 loan to Borrower (the “Loan”). Borrower executed a $15,500,000.00  Promissory Note (the “NC Note”) and a $4,500,000.00 Promissory Note (the “Virginia Note”), both in favor of Lender  (collectively the “Note”) and executed other documents, including the Deed of Trust (as described below), in connection with the Loan (the Note, these other documents, and the Loan Modification Agreements described below collectively referred to as the “Loan Documents”). Subsequently, the Borrower, Guarantor, and Lender entered into various Loan Modification Agreements modifying certain provisions of the Loan Documents (together, the “Loan Modification Agreements”), which among other things, increased the maximum amount of the Loan to $22,000,000.00. Orleans is acquiring all of the outstanding stock of the Borrower (the “Stock Transfer”). As a part of that transaction, Orleans has agreed to cause the Guarantor to be released from the Guaranty Agreement (defined below) and to guarantee the payment of the Loan. The parties, in consideration of their Recitals and in exchange for the mutual promises contained in this Agreement, agree as follows:

1.             Modification.  Upon Orleans’ execution and delivery to Lender of the original of the Guaranty Agreement attached as Exhibit A, which is incorporated into this document by this reference, (the “Orleans Guaranty”), the Lender shall be deemed to have released J. Russell Parker, III and Barbara H. Parker from any and all obligations under that “Guaranty Agreement” dated on or about May 29, 1998 executed by them in connection with the Loan (the “Original Guaranty”). Thereafter, all references in the Loan Documents to “Guaranty Agreement” or “Guaranty” shall be deemed to be to the Orleans Guaranty and all references to Guarantor shall be deemed to be to Orleans. All Loan Documents, including, but not limited to the Loan Agreement, are amended accordingly.

2.             Effect of Modification. Except as amended by this Agreement, the provisions of the Loan Documents are hereby confirmed and shall remain in full force and effect. The parties acknowledge that the Note, remains secured by all of those Deed of Trust, Security Agreement and Assignment of Leases (Master Line) instruments executed by Borrower as security for the Loan, as supplemented by those Supplemental Deed(s) of Trust, if any, executed by Borrower, (collectively the “Deed of Trust”). This Agreement shall not, in any way, constitute a novation of the Loan.

3.             Representations.

3.1.          The Borrower, Guarantors and Orleans by their signatures below, acknowledge that the Note and other Loan Documents, as amended, represent valid and subsisting obligations of the Borrower and, upon execution of the Orleans Guaranty, Orleans, respectively, and that there are no known defenses or offsets against those obligations. Until the delivery of the executed original of the Orleans Guaranty to Lender, the Guarantors agree that: (i) this Agreement shall not in any way release them from their obligations or liabilities under the Original Guaranty and (ii) they remain bound under the Original Guaranty.

3.2.          The Lender represents that: (a) as of October 10, 2000 the outstanding principal balance due under the Note is $11,688,636.84; and (b) to the best of its knowledge, neither the Borrower, nor the Guarantor, is in default under any of the Loan Documents, nor is there currently any event which, with the passage of time, would constitute an Event of Default under any of the Loan Documents. The Lender’s execution of this document shall evidence its consent to the Stock Transfer and its acknowledgment that the Stock Transfer shall not constitute an Event of Default under the Loan Documents.

4.             Miscellaneous.  As a material inducement to each party to enter into this Agreement, the parties, severally, make the following representations and warranties, each of which shall be true and correct as of the date of this Agreement: (i) It has full power and legal right to execute, deliver and perform this Agreement; and (ii) The execution and delivery of this Agreement and the consummation of the contemplated transactions will not conflict with, violate or constitute a default under any contract or other instrument to which it is a party or by which it is bound. No modification of this Agreement shall be binding unless in writing, attached hereto, and signed by the party against whom or which it is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns. This Agreement shall be construed in accordance with the laws of North Carolina without giving effect to its conflict of laws principles. All words and phrases in this Agreement shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, as the context requires. Each party will execute and deliver all additional documents and do all such other acts as may be reasonably necessary to carry out the provisions and intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this agreement as of the date first above written.

LENDER:		ORLEANS:

SOUTHTRUST BANK,		ORLEANS HOMEBUILDERS, INC., a
a state banking corporation		Delaware Corporation

BY:	David P. Adams	BY:	Joseph A. Santangelo
	Vice President	Name/Title:	Chief Financial Officer

(SIGNATURES CONTINUED ON NEXT PAGE)

BORROWER:		GUARANTORS:

PARKER & LANCASTER CORPORATION,		J. Russell Parker, III	(SEAL)
a Virginia Corporation		J. Russell Parker, III

BY:	Joseph A. Santangelo	Barbara H. Parker	(SEAL)
	Chief Financial Officer	Barbara H. Parker

EXHIBIT A

GUARANTY AGREEMENT

($22,000,000.00 Revolving Line of Credit - Master)

This GUARANTY AGREEMENT (the “Guaranty”) entered into                                         , 2000 by ORLEANS HOMEBUILDERS, INC., a Delaware Corporation, (the “Guarantor”) in favor of SOUTHTRUST BANK, a state banking corporation, (the “Beneficiary”) to induce the Beneficiary to enter into that Loan Modification Agreement of even date with PARKER & LANCASTER CORPORATION, a Virginia corporation, (the “Borrower”), et. al. modifying that $22,000,000 Revolving Line of Credit Loan evidenced by that Loan Agreement dated on or about May 29,1998 (as subsequently modified, the “Loan Agreement”). (Except where specifically provided to the contrary in this document, the capitalized terms shall have the same meanings as those used in the Loan Agreement.) The Loan Agreement and other Loan Documents are incorporated into this document by this reference.

1.             GUARANTY.  Guarantor unconditionally guarantees to the Beneficiary the full payment and performance of all of the Borrower’s present and future indebtedness and obligations under the Loan Documents, and under all modifications, renewals and extensions of those instruments (the “Indebtedness”). Upon an Event of Default by Borrower (as defined in the Loan Documents or this Guaranty), all Indebtedness will be payable by Guarantor to the Beneficiary immediately on demand.

2.             RIGHTS OF BENEFICIARY.  Guarantor authorizes the Beneficiary (with the Borrower’s consent) at any time  to alter any of the terms of the Indebtedness, to take and hold any security for the Indebtedness and to accept additional or substituted security, to subordinate, compromise or release any security, to release the Borrower of its liability for all or any part of the Indebtedness, to release, substitute or add any one or more guarantors or endorsers, and to assign this Guaranty in whole or in part. The Beneficiary may take any of the foregoing actions upon any terms and conditions as the Beneficiary may elect, without giving notice to any Guarantor or obtaining the consent of any Guarantor and without affecting the liability of any Guarantor to the Beneficiary.

3.             INDEPENDENT OBLIGATIONS.  Guarantor’s obligations under this Guaranty are independent of those of the Borrower and other Guarantors, if any, are primary and not secondary, and are enforceable immediately upon demand without recourse first having been had against the Borrower, any security, or any other person. The Beneficiary may bring a separate action against any one or more Guarantors without first proceeding against or exhausting its remedies against the Borrower or any other person or against any security held by the Beneficiary and without having first pursued any other remedy. The Beneficiary’s rights under this Guaranty will not be exhausted by any action by the Beneficiary until all of the Indebtedness has been fully paid and performed.

4.             WAIVERS OF DEFENSES.  Guarantor waives: (a) presentment, demand, protest and notice of any kind; (b) all rights of subrogation, all rights to enforce any remedy that the Beneficiary may have against the Borrower, and all rights to participate in any security held by the Beneficiary for the Indebtedness, until the Indebtedness has been paid and performed in full; (c) all rights for stay or delay of action, execution, sale of property or other satisfaction of judgment against the undersigned arising by operation of law or otherwise on account of Beneficiary having not first proceeded against Borrower or security for the Loan (such to include the benefits under N.C.G.S. Sections 26-7, 8 and 9 and its successors); (d) defenses of bankruptcy or insolvency of Borrower; and (e) applicable homestead exemptions.

5.             IMPAIRMENT OF SUBROGATION RIGHTS.  Upon an Event of Default applicable to Borrower, the Beneficiary may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Indebtedness or any part thereof or exercise any other remedy against the Borrower or any security. No such action by the Beneficiary will release or limit the liability of any Guarantor to the Beneficiary even if the effect of that action is to deprive the Guarantor of the right to collect reimbursement from the Borrower for any sums paid to the Beneficiary.

6.             COSTS AND EXPENSES.  Guarantor agrees to pay the Beneficiary’s reasonable out-of-pocket costs and expenses, including but not limited to reasonable legal fees and disbursements, incurred in any effort to collect or enforce any of the Indebtedness or this Guaranty, whether or not any lawsuit is filed.

7.             NATURE OF OBLIGATION.  The obligations of Guarantor is absolute and unconditional and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever. This Guaranty is not subject to the happening or existence of any condition precedent not specified in this document or to any particular use of the proceeds of any advance under the Revolving Line. This Guaranty shall terminate on the due and prompt payment and satisfaction of the Indebtedness. Notwithstanding such and the fact that this Guaranty has been returned to Guarantor, the obligations under this Guaranty shall continue in full force and effect with respect to any amount received by Beneficiary under the Loan Documents which Beneficiary may be required to repay under any bankruptcy or insolvency laws.

8.             DEFAULT.  Each of the following events shall be an “Event of Default”:  (a) A material adverse change in Guarantor’s financial condition since the execution of this Guaranty; (b) Failure of Guarantor to pay generally the Guarantor’s debts as they become due, commencement of any voluntary bankruptcy proceeding, consent to the appointment of a receiver, the assignment for the benefit of creditors, or any similar insolvency act; (c) Guarantor’s failure to make any payment due on any indebtedness or other security for borrowed money or the occurrence of any event, the effect of which is to cause such indebtedness or other security or portion thereof to become due prior to its stated maturity; (d) Any representation contained in any financial statement or other information provided to the Beneficiary by Guarantor is false or misleading in any material respect; and (e) Any Event of Default described in the other Loan Documents.  Whenever an Event of Default shall have occurred and continued for a period of thirty (30) days (or shorter period of time if specifically specified in the other Loan Documents) after written notice thereof delivered by the Beneficiary to Guarantor, the Beneficiary may:  (a) Declare the entire Indebtedness to be immediately due and payable; and, (b) Exercise any and all other remedies provided in this Guaranty, the Loan Documents, or by statute, law, or in equity.

9.             REPRESENTATIONS.  Guarantor makes the following representations as the basis for its undertakings under this document:  (a) Guarantor is fully capable and empowered (being under no legal restriction, limitation or disability) to enter into, execute and deliver this Guaranty; (b) Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes a valid and binding obligation, enforceable in accordance with its terms; (c) the execution and delivery of this Guaranty and all documents, instruments and certificates relating hereto, or required pursuant to the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not conflict with and will not result in a breach of any of the terms and conditions or provisions of any agreement or instrument to which Guarantor is a party or by which it is bound, and will not constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any kind upon any of the property or assets of Guarantor, under the terms of any such other instrument or agreement; (d) the execution and delivery of this Guaranty and all documents, instruments and certificates relating thereto will not violate any statute, law, ordinance, rule, regulation, decree, ruling, judgment, order, permit or injunction applicable to its property or assets; (e) there are no actions, suits or proceedings pending or to the knowledge of Guarantor threatened, against or affecting Borrower, it or the Property or involving the validity or enforceability of the Deed of Trust or any of the other Loan Documents or the priority of the lien thereof, at law or in equity, before or by any governmental authority, which, if adversely determined, would impair the ability of Borrower or the Guarantor to pay when due any amounts which may become payable in respect of the Loan Documents, and neither Borrower nor Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority; (f) there has been no material adverse change in the general affairs or financial condition or assets of Guarantor subsequent to the effective date of all financial and other information furnished to Beneficiary; and (g) to the best of their knowledge, after due inquiry no event which would constitute an Event of Default under this Guaranty or which, with notice or lapse of time, or both, would become such an Event of Default, has occurred and is continuing.

10.          MISCELLANEOUS.  No delay or failure by the Beneficiary to exercise any right or remedy against the Borrower or any Guarantor will be construed as a waiver of that right or remedy. All remedies of the Beneficiary against the Borrower and Guarantor are cumulative. The invalidity or unenforceability of any one or more provisions of this Guaranty will not affect any other provision. This Guaranty will be governed by North Carolina law, and may be amended only by a written instrument executed by the Guarantor and the Beneficiary. The obligations of each Guarantor of the Loan shall be joint and several.  Notices required to be given to a Guarantor shall be given in the manner specified in the Loan Agreement to the addresses set out below or if none, to the address for the Borrower set out in the Loan Agreement. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of each Guarantor and the Beneficiary. Whenever the context requires, all terms used in the singular will be construed in the plural and vice versa, and each gender will include each other gender. The term “Borrower” will mean both the named Borrower and any other person or entity at any time assuming or otherwise becoming primarily liable on all or any part of the Indebtedness. THE UNDERSIGNED EXPRESSLY ACKNOWLEDGE THAT THIS IS A GUARANTY OF PAYMENT AND NOT A GUARANTY OF COLLECTION.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed, sealed and delivered all on the date first above written.

ORLEANS:

ORLEANS HOMEBUILDERS, INC., a
Delaware Corporation

(CORPORATE SEAL)

BY:
Name/Title:

STATE OF

COUNTY OF

I, a Notary Public of the County and State aforesaid, certify that                                         personally came before me this day and acknowledged that he/she is           President of Orleans Homebuilders, Inc, a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed and the corporate seal affixed by him/her in that capacity.

Witness my hand and notarial seal, this                           , 2000.

(SEAL)	Notary Public
My Commission Expires: